As filed with the Securities and Exchange Commission on March 6, 1997

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                        AUDITS & SURVEYS WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                           13-1809586
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

650 Avenue of the Americas, New York, New York                   10011
(Address of Principal Executive Offices)                       (Zip Code)

                             1994 Stock Option Plan
                                       of
                        Audits & Surveys Worldwide, Inc.
                            (Full title of the plan)

                      Alan J. Ritter, Senior Vice President
                        Audits & Surveys Worldwide, Inc.
                           650 Avenue of the Americas
                            New York, New York 10011
                     (Name and address of agent for service)

                                 (212) 627-9700
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                              Michael J. Shef, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed       Proposed
                                      maximum        maximum
Title of            Amount            offering       aggregate     Amount of
securities          to be             price per      offering      registration
to be registered    registered(1)     share          price         fee
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share  430,500 shares   $2.00 (2)  $  861,000.00(2)  $ 260.91
                        1,500 shares   $2.15 (2)  $    3,225,00(2)  $    .98
                      159,050 shares   $2.75 (2)  $  437,387.50(2)  $ 132.54
                       58,950 shares   $3.125(3)  $  184,218.75(3)  $  55.82
--------------------------------------------------------------------------------
Total                 650,000 shares              $1,485,831.25     $ 450.25
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1994 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the exercise price of presently outstanding options.

(3) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low sales prices per share of the registrant's Common Stock on the American Stock Exchange on March 4, 1997.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents heretofore filed by the registrant with the Securities and Exchange Commission (Commission File No. 1-7675)
pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

                  (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

                  (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

                  (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A/A (Amendment No. 1) filed on February 26, 1997, including any amendment or report filed for the purpose of updating such descriptions.

                  All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

                  (b) Section NINTH of the registrant's Certificate of Incorporation, as amended, provides: "No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

                  (c) Article VII of the registrant's By-Laws provides: "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, including, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under this Article VII (the "Expenses"), judgments, fines and penalties actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plead of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

                  "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against Expenses, judgments, fines or penalties actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery of Delaware or such other court shall deem proper."

                  "Notwithstanding the other provisions of this Article VII, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice in defense of any action, suit or proceeding referred to in the immediately preceding two paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith."

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.

Item 8.           Exhibits.

Exhibit
Number            Description
------            -----------

4.01 Restated and Amended Certificate of Incorporation of the registrant. Incorporated by reference to Exhibit 4.1 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.02 Amended and Restated By-Laws of the registrant. Incorporated by reference to Exhibit 2(b) to the registrant's registration statement on Form 8-A/A (Amendment No. 1), filed with the Securities and Exchange Commission on February 26, 1997.

4.03 Registration Rights Agreement among the registrant, H. Arthur Bellows, Jr., Carl Ravitch and the Estate of Irving I. Roshwalb, dated March 24, 1995. Incorporated by reference to
                  Exhibit 4.3 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.04 Shareholders Agreement among the registrant, H. Arthur Bellows, Jr., Solomon Dutka, Solomon Dutka Trust for James Dutka, Solomon Dutka Trust for Michael Dutka, Solomon Dutka Trust for Joyce Dutka, Carl Ravitch, Anthony Timiraos, Dexter Neadle, Lawrence Karp, George Fabian, Fred Winkel, Joel S. Klein, William Liebman, Nagesh Gupta, Thomas Ryan, Joel
                  Dorfman, Josh Libresco, Donald Pace, Paul Donato, Fred Nicholson and Joel J. Klein, dated March 24, 1995. Incorporated by reference to Exhibit 4.4 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.05 Shareholders Agreement between The Triangle Corporation and the Estate of Irving I. Roshwalb, dated February 9, 1995. Incorporated by reference to Exhibit 4.5 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

*4.06             1994 Stock Option Plan.

*5.01 Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of the Common Stock being offered.

*23.01            Consent of Deloitte & Touche LLP.

*23.02            Consent of Parker Chapin  Flattau & Klimpl,  LLP (contained in
                  Exhibit 5.01).

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

------------------
*  Filed herewith.

Item 9.           Undertakings.

                          The undersigned registrant hereby undertakes:

                          (1) To file,  during  any  period  in which  offers or
sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any  prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                              (ii) To  reflect  in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) To include  any  material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  To  remove  from   registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of February,1997.


                                 AUDITS & SURVEYS WORLDWIDE, INC.


                                 By:       /s/ H. Arthur Bellows, Jr.
                                           ---------------------------------
                                           H. Arthur Bellows, Jr.
                                           President and Chief Operating Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of H. Arthur Bellows, Jr. and Alan
J. Ritter his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of February, 1997.


        Signature                                         Title
        ---------                                         -----

    /s/ Soloman Dutka             Chairman, Chief Executive Officer and Director
    -----------------
     Solomon Dutka

    /s/ H. Arthur Bellows, Jr.    President and Chief Operating Officer and
    -------------------------     Director
     H. Arthur Bellows, Jr.

    /s/ Carl Ravitch              Executive Vice President and Director
    ----------------
     Carl Ravitch

 /s/ Alan J. Ritter            Senior Vice President and Treasurer (Principal
 ---------------------------   Financial and Accounting Officer)
  Alan J. Ritter

 /s/ Charles E. Bradley        Director
 ---------------------------
 Charles E. Bradley

 /s/ Brian G. Dyson            Director
 ---------------------------
 Brian G. Dyson

 /s/ Matthew Goldstein         Director
 ---------------------------
 Matthew Goldstein

 /s/ Robert Miller             Director
 ---------------------------
 Robert Miller

 /s/ William Newman            Director
 ---------------------------
 William Newman

 ---------------------------   Director
  Sol Young

 ---------------------------   Director
  William A. Zebedee

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

4.01 Restated and Amended Certificate of Incorporation of the registrant. Incorporated by reference to Exhibit 4.1 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.02 Amended and Restated By-Laws of the registrant. Incorporated by reference to Exhibit 2(b) to the registrant's registration statement on Form 8-A/A (Amendment No. 1), filed with the Securities and Exchange Commission on February 26, 1997.

4.03 Registration Rights Agreement among the registrant, H. Arthur Bellows, Jr., Carl Ravitch and the Estate of Irving I. Roshwalb, dated March 24, 1995. Incorporated by reference to
                  Exhibit 4.3 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.04 Shareholders Agreement among the registrant, H. Arthur Bellows, Jr., Solomon Dutka, Solomon Dutka Trust for James Dutka, Solomon Dutka Trust for Michael Dutka, Solomon Dutka Trust for Joyce Dutka, Carl Ravitch, Anthony Timiraos, Dexter Neadle, Lawrence Karp, George Fabian, Fred Winkel, Joel S. Klein, William Liebman, Nagesh Gupta, Thomas Ryan, Joel
                  Dorfman, Josh Libresco, Donald Pace, Paul Donato, Fred Nicholson and Joel J. Klein, dated March 24, 1995. Incorporated by reference to Exhibit 4.4 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

4.05 Shareholders Agreement between The Triangle Corporation and the Estate of Irving I. Roshwalb, dated February 9, 1995. Incorporated by reference to Exhibit 4.5 to the registrant's Report on Form 10-Q/A for the quarter ended March 31, 1995.

*4.06             1994 Stock Option Plan.

*5.01 Opinion of Parker Chapin Flattau & Klimpl, LLP, as to the legality of the Common Stock being offered.

*23.01            Consent of Deloitte & Touche LLP.

*23.02            Consent of Parker Chapin  Flattau & Klimpl,  LLP (contained in
                  Exhibit 5.01).

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

-----------------
* Filed herewith

                                                   EXHIBIT 4.06

                             1994 STOCK OPTION PLAN
                                       of
                        AUDITS & SURVEYS WORLDWIDE, INC.

                  1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants, advisors and directors who are not employees of Audits & Surveys Worldwide, Inc., a Delaware corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs"), but the Company makes no warranty as to the qualification of any option as an "incentive stock option" under the Code.

                  2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 650,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is cancelled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

                  3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors. During such time as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be (a) until November 21, 1996 a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act and (b) from and after November 21, 1996 a "non-employee director" within the meaning of Rule 16b-3 (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

                  Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees who shall receive Employee Options (as defined in Paragraph 19), the consultants and advisors who shall receive Consultant Options (as defined in Paragraph 19), and the directors who shall receive Outside Director Options (as defined in Paragraph 19); the times when they shall receive options; whether an Employee Option shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company and its Parent (as defined in Paragraph 19) and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes or other amounts; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

                  No member or former  member of the  Committee  shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. In addition, each member and former member of the Committee shall be indemnified and held harmless by the Company from and against any liability, claim for damages and expenses in connection therewith by reason of any action or failure to act under or in connection with the Plan or any option granted hereunder to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, by-laws and applicable law.

                  4. ELIGIBILITY. The Committee may from time to time, consistent with the purposes of the Plan, grant (a) Employee Options to key employees (including officers and directors who are key employees) of the Company or any of its Subsidiaries, (b) Consultant Options to consultants and advisors of the Company or any of its Subsidiaries, (c) prior to November 21, 1996 Outside Director Options to directors of the Company who at the time of grant are neither common law employees of the Company or of any of its Subsidiaries nor a member of the Committee and (d) on or after November 21, 1996 Outside Director Options to directors of the Company who at the time of grant are not common law employees of the Company or of any of its Subsidiaries. Such options granted shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that the maximum number of shares subject to Employee Options that may be granted to any individual during any calendar year under the Plan shall not exceed 100,000 shares; and provided further that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a NQSO.

                  5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided further that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

                  The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average between the high and low sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices per share of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices per share for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service, National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

                  6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and provided further that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

                  7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor

(or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check, or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock. In such case, the fair market value of the Common Stock shall be determined in accordance with Paragraph 5.

                  The Committee may, in its discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

                  In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

                  8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any holder of an Employee Option whose employment with the Company and its Parent and Subsidiaries) has terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Employee Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be an employee or a consultant or advisor of the Company, its Parent or any of the Subsidiaries (regardless of having been transferred from one corporation to another).

                  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

                  Except as may otherwise be expressly provided in the applicable Contract, the holder of a Consultant Option whose consulting or advisory relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason may exercise such option to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship was terminated either (a) for cause or (b) without the consent of the Company (other than as a result of the death or Disability of the holder or a key employee of the holder), such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Consultant Options granted under the Plan shall not be affected by a change in the relationship with the holder, so long as the holder of the option continues to be a consultant of the Company, its Parent or any of its Subsidiaries (regardless of having ceased to be a consultant for any other of such corporations).

                  Except as may otherwise be expressly provided in the applicable Contract, the holder of an Outside Director Option whose directorship with the Company has terminated for any reason other than his death or Disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his directorship shall be terminated for cause, such option shall terminate immediately.

                  Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant or advisor of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate the holder's relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

                  9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, his Employee Option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 19), at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment has terminated by reason of Disability may exercise his Employee Option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

                  The termination of a Consultant Option as a result of the death or Disability of the holder of the option (or a key employee thereof) shall be governed by Paragraph 8.

                  Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is a director of the Company, (b) within three months after the termination of his directorship with the Company (unless such termination was for cause) or (c) within one year after the termination following the termination of his directorship by reason of Disability, his Outside Director Options may be exercised, to the extent exercisable on the date of his death, by his Legal Representative at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated by reason of Disability, may exercise his Outside Director Options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

                  10. COMPLIANCE WITH SECURITIES LAWS. The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or
(b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

                  The Committee may require the optionee to execute and deliver to the Company his representations and warranties, in form and substance satisfactory to the Committee, that (a) the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

                  In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee.

                  12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the maximum number of shares subject to Employee Options that may be granted to any individual in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

                  13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on August 7, 1994 and amended on November 21, 1996. No option may be granted under the Plan after August 6, 2004. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3 promulgated the Exchange Act or Section 162(m) of the Code, and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) prior to November 21, 1996 materially increase the benefits to participants under the Plan, (c) change the eligibility requirements for individuals entitled to receive options hereunder or (d) make any change for which applicable law or regulatory authority requires stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

                  14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

                  15. WITHHOLDING TAXES. The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

                  16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

                  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

                  17. USE OF PROCEEDS. The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

                  18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

                  19.      DEFINITIONS.

                           (a)  Subsidiary. The term "Subsidiary" shall have the
same definition as "subsidiary corporation" in Section 424(f) of the Code.

                           (b)  Parent.  The term  "Parent"  shall have the same
definition as "parent corporation" in Section 424(e) of the Code.

                           (c)  Constituent  Corporation.  The term "Constituent
Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                           (d)  Disability.  The term "Disability"  shall mean a
permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                           (e)  Employee  Option.  The term  "Employee   Option"
shall mean an option granted pursuant to the Plan to an individual who, at the time of grant, is a key employee of the Company or a Subsidiary of the Company.

                           (f)  Consultant Option. The term "Consultant  Option"
shall mean a NQSO granted pursuant to the Plan to a person who, at the time of grant, is a consultant or advisor of the Company or a Subsidiary of the Company, and at such time is neither a common law employee of the Company or any of its Subsidiaries nor a director of the Company.

                           (g)   Outside  Director  Option.  The  term  "Outside
Director Option" shall mean a NQSO granted pursuant to the Plan to a director of the Company who, at the time of the grant, (x) is neither a common law employee of the Company or any of its Subsidiaries nor a member of the Committee if the grant is made prior to November 21, 1996 and (y) is not a common law employee of the Company or any of its Subsidiaries if the grant is made on or after November 21, 1996.

                           (h)    Legal   Representative.    The   term   "Legal
Representative" shall mean, with respect to an optionee, his executor, administrator or other person at the time entitled by law to his rights under an option granted pursuant to the Plan.

                  20. GOVERNING LAW. The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

                  21. PARTIAL INVALIDITY. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

                  22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before August 6, 1995, the Plan and any options granted hereunder shall terminate.